Exhibit 10.2

STOCKHOLDER SUPPORT AGREEMENT

THIS STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into, effective as of February _____, 2020, by and among ____________________ (“Equityholder”) and Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”). Each of the Equityholder and the Company may hereinafter be referred to as a “Party” or, collectively, as the “Parties”.

RECITALS

A. The Equityholder and its controlled Affiliates are the record and beneficial owners of ____________ shares of Common Stock (as defined below) (together with all other Common Stock acquired by the Equityholder or its Affiliates after the date hereof, the “Designated Shares”);

B. Concurrently with the execution of this Agreement, certain Noteholders (as defined below) have entered into that certain Transaction Support Agreement with the Company and certain of its subsidiaries (the “TSA”);

C. The Equityholder has agreed to support the Transaction and vote to approve the Stockholder Vote Proposals (as defined below) on the terms consistent with those set forth in this Agreement and the Term Sheet (as defined below); and

D. The Parties desire to enter into the agreements set forth herein with respect to the foregoing;

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions and Usage.

1.1 CAPITALIZED TERMS. All capitalized terms that appear in this Agreement shall have the respective meanings set forth in this Section 1.1.

“2023 Senior Notes” means the Company’s 10.00% Senior Notes due 2023 to be issued in the Transaction.

“2025 Senior Notes” means the Company’s 5.50% Senior Notes due 2025 to be issued in the Transaction.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership, limited liability company or other ownership interests, by contract or otherwise) of such Person.

“Agreement” has the meaning set forth in the preamble hereto and includes all Schedules and Exhibits attached hereto.

“Alternative Transaction” has the meaning set forth in Section 3.3.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

“Certificate of Incorporation” means the Second Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment to the Second Restated Certificate of Incorporation of the Company.

“Common Stock” means shares of common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the preamble hereto.

“Designated Shares” has the meaning set forth in the recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Equityholder” has the meaning set forth in the preamble hereto.

“Milbank” means Milbank LLP in its capacity as counsel to certain of the Noteholders.

“Notes” means the unsecured notes issued pursuant to that certain (i) Indenture, dated as of March 16, 2012 (as amended, restated, modified and supplemented), among the Company, the guarantors party thereto and Wilmington Trust, National Association (“Wilmington Trust”), as trustee, governing the issuance of the Company’s 5.875% Senior Notes due 2020 and (ii) Indenture dated as of March 28, 2013 (as amended, restated, modified, and supplemented), between the Company, the guarantors party thereto and Wilmington Trust, as trustee, governing the issuance of the Company’s 5.000% Senior Notes due 2021.

“Noteholders” means the holders of the Notes.

“Party” and “Parties” have the respective meanings set forth in the preamble hereto.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, governmental authority or any other form of entity or status recognized, under applicable law, as a separate legal person.

“Restricted Action” has the meaning set forth in Section 3.3.

“SEC” means the United States Securities and Exchange Commission.

“Special Meeting” means the special meeting of the Company’s stockholders in respect of the approvals required to consummate the Stockholder Vote Proposals and the Transaction.

“Stockholder Vote Proposals” has the meaning set forth in Section 3.2.

“Term” has the meaning set forth in Section 2.2.

“Transaction” has the meaning set forth in Section 2.1.

“Transfer” has the meaning set forth in Section 3.1.

“TSA” has the meaning set forth in the recitals hereto.

1.2 USAGE. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Schedules, and Exhibits shall be deemed to be references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. All Schedules and Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument, law or statute defined or referred to herein means such agreement, instrument, law or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of laws or statutes) by succession of comparable successor laws or statutes and references to all attachments thereto and instruments incorporated therein.

2. The Transactions; Term.

2.1 THE TRANSACTIONS. The transactions contemplated by the Term Sheet (as amended, modified and supplemented from time to time) are collectively referred to as the “Transaction”.

2.2 TERM. The “Term” of this Agreement shall mean the period commencing on the date hereof and ending on the earlier of (x) the termination of this Agreement in accordance with its terms and (y) the consummation of the Transaction.

3. Support Covenants.

3.1 LOCK-UP. Equityholder hereby covenants that, during the portion of the Term prior to the completion of the vote at the Special Meeting, the Equityholder and its controlled Affiliates shall not sell, transfer, assign or otherwise dispose of, or grant, issue or sell any option, warrant, right to acquire, participation or other interest in (any of the foregoing, a “Transfer”) all or any of the Designated Shares (or any other securities owned by it or its controlled Affiliates and entitled to vote at the Special Meeting) or any other rights or other securities exchangeable or exercisable into any of the foregoing, whether now owned or hereinafter acquired, unless the transferee thereof (a) agrees in writing to assume all of the Equityholder’s obligations hereunder and be bound by the terms hereof applicable to the Equityholder and (b) on or before the date of the applicable Transfer, delivers such writing to the Company in form and substance acceptable to the Company; provided, however, that the Equityholder or any of its Affiliates may pledge the Designated Shares to a commercial bank as security for a loan (provided that such pledged Designated Shares are subject to a binding proxy allowing the Equityholder or any of its Affiliates, as applicable, to vote the pledged Designated Shares in accordance herewith). Any Transfer of any Designated Shares (or any such other securities) by the Equityholder or its controlled Affiliate that does not comply with the procedure set forth in this Section 3.1 shall be void ab initio. To the extent that the Equityholder or its controlled Affiliate acquires any additional Common Stock after the date hereof, all such shares shall, for all purposes hereunder, be deemed Designated Shares, and the Equityholder shall deliver to the Company and Milbank written notice of such acquired Common Stock within five Business Days thereafter.

3.2 SUPPORT AGREEMENT. Equityholder hereby covenants that the Equityholder and its controlled Affiliates shall each vote (or cause to be voted) all of the Designated Shares (and any other securities owned by it or its controlled Affiliates and entitled to vote at the Special Meeting) in favor of the amendments, modifications, waivers and/or supplements to the Certificate of Incorporation and the other matters submitted to a vote of the stockholders to substantially the effect set forth in the Term Sheet (collectively, the “Stockholder Vote Proposals”) at the Special Meeting held during the Term. Without limiting the generality of the foregoing, to the extent that the Company or its board of directors may solicit any proxy from the Company stockholders during the Term with respect to the Special Meeting, the Equityholder shall grant (or, to the extent appropriate, cause its controlled Affiliate to grant) for exercise during the Term such proxy in favor of the Stockholder Vote Proposals and the Transaction, as the case may be, in accordance with the applicable procedures set forth in the materials distributed in connection with such solicitation. In addition, the Equityholder hereby covenants that, during the Term, neither the Equityholder nor any controlled Affiliate of the Equityholder shall withdraw or revoke (or permit to be withdrawn or revoked) any vote, consent or proxy in favor of the Stockholder Vote Proposals and the Transaction.

3.3 NON-INTERFERENCE. Equityholder hereby covenants that, during the Term, neither the Equityholder nor any of its Affiliates shall, in any manner, directly or indirectly, do any of the following (any of the following, a “Restricted Action”): (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) any of the following offers, proposals or similar transactions other than the transactions contemplated by this Agreement and the Term Sheet (an “Alternative Transaction”): (i) any acquisition of any Common Stock or any other securities of the Company (or beneficial ownership thereof), or rights or options to acquire any Common Stock or other securities of the Company (or beneficial ownership thereof), or any assets, indebtedness or businesses of the Company or any of its subsidiaries, (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries or any of its or their respective assets constituting a significant portion of the consolidated assets of the Company and its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company or any of its affiliates; (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company or otherwise act in concert with any Person in connection with an Alternative Transaction in respect of any Common Stock or such other securities; (c) otherwise act, alone or in concert with others, to seek representation on or to control the management, board of directors of the Company or the policies of the Company or to obtain representation on the board of directors of the Company (provided that nothing contained herein shall prohibit the Equityholder or its Affiliates from voting its Common Stock at any shareholder meeting, subject to Section 3.2); (d) take any action which would, or would reasonably be expected to, force the Company to make a public announcement regarding any of the matters prohibited by clause (a) above; (e) effect or seek to effect the delay, suspension, disruption, interference or interruption of the Special Meeting or the Transaction or of the satisfaction of any condition to or the obtainment of any consent or approval required for the consummation of the Transaction; or (f) enter into any discussions, negotiations or arrangements with any third party with respect to any of the foregoing that is intended to lead or could reasonably be expected to lead to an Alternative Transaction. In addition, the Equityholder shall each immediately cease and cause to be terminated, and cause its Affiliates to cease and cause to be terminated, any Restricted Actions being conducted by the Equityholder or such Affiliates. Notwithstanding anything to the contrary contained in this Agreement, the Equityholder or its Affiliates shall be permitted to Transfer any Common Stock that each owns after all approvals required to consummate the Stockholder Vote Proposals and the Transaction are obtained at the Special Meeting.

3.4 FURTHER COOPERATION. Equityholder hereby covenants that, during the Term, each of the Equityholder and its controlled Affiliates shall, as reasonably requested by the Company and without charge to the Company (other than reimbursement of reasonable, documented out-of-pocket costs incurred by the Equityholder either at the direction or with the approval of the Company), cooperate with and support the Company’s efforts to consummate the Transaction.

4. Representations and Warranties of The Equityholder. The Equityholder hereby represents and warrants to the Company as of the date hereof, and as of the date of any additional Designated Shares acquired in accordance with Section 3.1, as follows:

4.1 EXISTENCE AND POWER. If Equityholder is an entity, Equityholder is a ______________, duly formed, validly existing, and in good standing under the laws of ______________. Equityholder has all necessary power and authority required to execute and deliver this Agreement and to perform its obligations hereunder.

4.2 AUTHORIZATION; ENFORCEABILITY. If Equityholder is an entity, the execution and delivery by the Equityholder of this Agreement and the performance by the Equityholder of its obligations hereunder have been duly authorized by all necessary action. If Equityholder is an entity, no other action or proceeding on the part of the Equityholder is necessary to approve and adopt this Agreement or to approve the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the Equityholder, and the Equityholder’s obligations hereunder are the legal, valid and binding obligations of the Equityholder, enforceable against the Equityholder in accordance with its terms, except as such enforceability may be limited by (i) general principles of equity (whether considered in a proceeding at law or in equity), and (ii) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally.

4.3 LEGAL PROCEEDINGS. Equityholder has not received any written notice of any litigation, claim, action, suit, proceeding or governmental investigation pending and there is no pending or threatened litigation, claim, action, suit, proceeding or governmental investigation against the Equityholder or any of its Affiliates that seeks the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transaction or any of the transactions contemplated by this Agreement.

4.4 DESIGNATED SHARES. Equityholder and its controlled Affiliates are the sole record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act of 1934) of, and have good title to, all of the Designated Shares, free and clear of any liens or encumbrances (including any restriction on the right to vote, sell or otherwise dispose of any of the Designated Shares), except for any encumbrances created solely by this Agreement. Neither the Equityholder nor any of its controlled Affiliates owns or has any interest in any Common Stock or any other securities issued by the Company or any of its subsidiaries other than the ______ shares of Common Stock that constitute the Designated Shares. There are no outstanding options, warrants or similar rights with respect to which any Person has any right to acquire any of the Designated Shares from the Equityholder or any of its controlled Affiliates. Other than this Agreement, none of any of the Equityholder, any controlled Affiliate of the Equityholder, or any other Person is party to any agreement relating to the right to vote with respect to any of the Designated Shares.

4.5 TERM SHEET. Equityholder has reviewed the term sheet reflecting the proposal between the Company and certain holders of Notes to exchange the Company’s outstanding Notes for 2023 Senior Notes and 2025 Senior Notes (the “Term Sheet”) attached hereto as Exhibit A.

5. Representations and Warranties of The Company. The Company hereby represents and warrants to the Equityholder as of the date hereof as follows:

5.1 EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority required to execute and deliver this Agreement and to perform its obligations hereunder.

5.2 AUTHORIZATION; ENFORCEABILITY. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary action. No other action or proceeding on the part of the Company is necessary to approve and adopt this Agreement or to approve the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the Company, and the Company’s obligations hereunder are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) general principles of equity (whether considered in a proceeding at law or in equity), and (ii) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally.

5.3 LEGAL PROCEEDINGS. The Company has not received any written notice of any litigation, claim, action, suit, proceeding or governmental investigation pending and there is no pending or threatened litigation, claim, action, suit, proceeding or governmental investigation against the Company or its Affiliates that seeks the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transaction or any of the transactions contemplated by this Agreement.

6. Miscellaneous.

6.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by electronic mail format (.pdf) with first class mail confirmation to the Parties at the following addresses or email addresses:

If to the Company, to:

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Email:               james.harp@hornbeckoffshore.com

Attention:         James O. Harp. Jr.

with a copy to (which shall not constitute notice):

Winstead PC

24 Waterway Ave, Suite 500

The Woodlands, Texas 77380

Email:               cparker@winstead.com

Attention:         R. Clyde Parker, Jr.

with a copy to (which shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY US 10001-2163

Email:              guzzi@milbank.com

                          bgoldblatt@milbank.com

                          jball@milbank.com

Attention:         Gerard Uzzi

                          Brett Goldblatt

                          Jim Ball

If to the Equityholder, to:

Email:

Attention:

with a copy to (which shall not constitute notice):

Milbank LLP 55 Hudson Yards
New York, NY US 10001-2163
Email:	guzzi@milbank.com
bgoldblatt@milbank.com
jball@milbank.com
Attention:	Gerard Uzzi
Brett Goldblatt
Jim Ball

or such other address or email address as such party may hereafter specify by like notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

6.2 EXPENSES. Each Party will pay its own costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

6.3 SEVERABILITY. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon a determination that the invalidity or unenforceability of a provision hereof affects the economic or legal substance of the transactions contemplated hereby in a manner materially adverse to any Party hereto, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

6.4 ASSIGNMENT. Except as expressly contemplated in Section 3.1, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party and any attempt to do so will be void.

6.5 ENTIRE AGREEMENT. This Agreement, including all exhibits, schedules and annexes hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.

6.6 NOTEHOLDERS. Equityholder acknowledges and agrees that the Noteholders party to the TSA will have entered into the TSA with the Company and certain of its subsidiaries in reliance on the representations, warranties and covenants made by Equityholder in this Agreement. In furtherance and not in limitation of the foregoing, Equityholder and the Company further acknowledge and agree that (a) this Agreement is being entered into for the benefit of the Noteholders party to the TSA and that each such Noteholder is an express third party beneficiary of this Agreement with the right to enforce the provisions hereof as if a direct party hereto and (b) this Agreement may not be amended, modified or supplemented, and no provision of this Agreement may be waived, without the prior written approval of the Noteholders party to the TSA that hold at least 66 2/3% of the aggregate principal amount outstanding of the Notes (taken as a single class) held by all of the Noteholders party to the TSA at such time.

6.7 AMENDMENTS; WAIVER.

(a) This Agreement may not be modified, amended or supplemented, or any provisions herein or therein waived, except (i) in compliance with Section 6.6 and (ii) with the prior written consent of each Party.

(b) Subject to Section 6.6, any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

6.8 GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in New York County for any action arising out of or relating to this Agreement or the Term Sheet and the transactions contemplated hereby and thereby (and agrees not to commence any action relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth in Section 6.1 shall be effective service of process for any action brought against it in any such court. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT OR THAT OTHERWISE RELATES TO THIS AGREEMENT.

6.9 SPECIFIC PERFORMANCE. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

6.10 NO THIRD-PARTY BENEFICIARIES. Except as provided in Section 6.6, the terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

6.11 NO STRICT CONSTRUCTION. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

6.12 HEADINGS. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

6.13 COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered personally or by electronic mail in portable document format (.pdf).

[Signatures appear on the following page.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

COMPANY:

HORNBECK OFFSHORE SERVICES, INC.

By:
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EQUITYHOLDER:

By:
Name:
Title:

EQUITYHOLDER:

Printed Name:

EXHIBIT A

TERM SHEET

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